UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported)  December 22, 2004
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                      Lexington Corporate Properties Trust
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)

                     1-12386                              13-3717318
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            (Commission File Number)           (IRS Employer Identification No.)

       One Penn Plaza, Suite 4015
           New York, New York                                     10119-4015
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (212) 692-7200
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.     Other Events

        As previously reported, our property located at 361 North 27th Avenue in Phoenix Arizona (the "Property") has been vacant since November, 2003, when the then-existing tenant lease expired. Since that date, we have been seeking to re-lease the Property. However, in December, 2004, we received a bid to sell the Property and on December 22, 2004, we executed a letter of intent with a third-party real estate buyer for the purchase of the Property ("Letter of Intent"). If we are successful in entering into a contract of sale, we anticipate closing the sale of the Property during the first quarter of 2005.

        As a result of our entering into the Letter of Intent, the Property is deemed to have met, for the three-month period ended December 31, 2004, all six criteria of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and must be classified as an asset "held for sale". As a result, in accordance with SFAS No. 144, we will record a non-cash impairment charge of approximately $3.6 million in the fourth quarter of 2004, because the price stated in the Letter of Intent is less than the carrying value of the related recorded assets. The impairment amount could increase after the buyer has completed its due diligence. We expect that there will be no future cash expenditures related to the impairment above what we normally would pay for customary closing costs in connection with the Property.

        Although we currently believe that the sale of the Property is likely to occur within the timeframe described in this report and at substantially the price stated in the Letter of Intent, there can be no assurance that the sale will occur, or that the sale will occur within the timeframe described in this report or at the price stated in the Letter of Intent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Lexington Corporate Properties Trust


Date: January 11, 2004                      By:/s/ Patrick Carroll
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                                               Patrick Carroll
                                               Chief Financial Officer